Exhibit 99.1

FEB 08 2011

Mr. Joseph L. D’Amico	Certified Mail
President and Chief Operating Officer	Return Receipt Requested
University of Phoenix/Apollo Group	# 7007 0710 0001 0560 2170
4025 South Riverpoint Parkway
Phoenix, AZ 85040
RE:	Expedited Final Program Review Determination Letter OPE ID: 02098800 PRCN: 201110927380
Dear Mr. D’Amico,
From December 6, 2010 through December 10, 2010, Marcia Clark, Dale Hillard, Mark Hamburg, Renee Gullotto, and Randi Korenstein conducted a review of University of Phoenix’s (UOP) administration of the programs authorized pursuant to Title IV of the Higher Education Act of 1965, as amended, 20 U.S.C. §§ 1070 et seq. (Title IV, HEA programs). The purpose of this Final Program Review Determination Letter is to close the program review.
The focus of the review was to determine UOP’s compliance with the statutes and federal regulations as they pertain to the institution’s administration of Title IV programs. The review consisted of an examination of UOP’s 2009-2010 and 2010-2011 (July 1, 2010 through December 10, 2010) award years.
A sample of 30 files was identified for review from the 2009-2010 and 2010-2011 award years. The files were selected randomly from a statistical sample of the total population receiving Title IV, HEA program funds for each award year. Appendix A lists the names and social security numbers of the students whose files were examined during the program review. In addition, student and instructor interactions in six distance education courses were examined.
Although the review was thorough, it cannot be assumed to be all-inclusive. The absence of statements in the report concerning UOP’s specific practices and procedures must not be construed as acceptance, approval, or endorsement of those specific practices and procedures. Furthermore, it does not relieve UOP of its obligation to comply with all of the statutory or regulatory provisions governing the Title IV, HEA programs.
The School Participation Team-San Francisco/Seattle has made a Final Program Review Determination concerning the findings that were identified during the program review. Following is a discussion of the findings identified and the resolution of those findings.
U.S. Department of Education, Federal Student Aid, School Participation Team -San Francisco/Seattle
50 Beale St. Suite 9800 San Francisco, CA 94105-1863
www.FederalStudentAid.ed.gov

FEDERAL STUDENT AIDSTART HERE. GO FURTHER.

University of Phoenix
OPE ID: 02098800
PRCN: 201110927380

Finding 1. Exit Counseling Requirements Not Met
Citation: Institutions must ensure that exit counseling is provided to each FFEL/DL borrower shortly before the student ceases to be enrolled half time at the institution or within 30 days of a student’s withdrawal or graduation. The exit counseling must inform the borrower of the estimated monthly repayment amount on the student’s outstanding loan(s), review repayment options, suggest debt-management strategies, review conditions under which a student borrower may defer or apply for forbearance of repayment or obtain a full or partial discharge, and require the student borrower to provide current contact information. Exit counseling must emphasize the seriousness of the repayment obligation and describe the likely consequences of default. The institution must maintain documentation that substantiates compliance with exit counseling provisions. 34 C.F.R. § 682.604(g).
Noncompliance: UOP failed to maintain sufficient documentation that its students completed the exit counseling requirements for the period July 1, 2010 to December 10, 2010.
UOP changed its procedures for performing exit counseling beginning July 1, 2010. Rather than mailing the hard copy exit interview documents to its students, UOP began sending emails to students for whom exit interviews were required. The emails provided the students with a link that enabled them to access the Department’s interactive website for completing the exit interview requirements. However, UOP failed to follow up to determine if students had completed the exit counseling requirement, and UOP failed to follow up with students in writing or by email with the required exit interview documents when students failed to complete exit counseling.
The following student files did not contain documentation that an exit interview was performed by UOP: Students #12, 16, 18, 19, 23, and 28
Final Determination: UOP is in the process of identifying students who failed to complete required exit counseling and of sending each of these students an email that contains the required exit counseling documentation.
UOP has initiated an acceptable corrective action. This finding is closed.
Finding 2. Failure to Coordinate Non-Title IV Resources for Packaging Title IV Funds
Citation: A student’s total financial aid and other estimated financial assistance (EFA) may not exceed a student’s financial need as determined under § 428 of the Higher Education Act (HEA). EFA is defined as the estimated amount of assistance for a period of enrollment that a student or a parent will receive from federal, state, institutional, or other sources, such as scholarships, grants, net earnings from need-based employment, or loans, including, but not limited to, an educational benefit paid because of enrollment in a postsecondary education institution, or to cover postsecondary education expenses. 34 C.F.R. § 682.200(b).

University of Phoenix
OPE ID: 02098800
PRCN: 201110927380

If an institution treats a waiver as a payment of tuition and fees charged to a student then that waiver of tuition and fees would be considered as a financial aid resource and the cost of attendance calculation would include the full amount of the tuition and fees. Dear Colleague Letter (DCL) GEN-00-24.
Noncompliance: UOP failed to include tuition waivers as EFA in four of 30 files reviewed. Specifically, UOP provided [1] tuition waivers to employees from [1] who became UOP students. UOP offered a $70 per course tuition reduction as a promotion to one of its students. Additionally, UOP offered a tuition discount to a student in the military. These discounts were not included as EFA in the following students’ files.

	Date of				Total Per
Student #	Discount	Description	Amount		Student
2	1/25/10	Com/150 Discount-[1]	[	1]
	1/25/10	CRT/205 Discount-[1]	[	1]
	3/29/10	Com/220/ Discount-[1]	[	1]
	3/29/10	HCA/220/Discount-[1]	[	1]
	6/1/10	ETH/125/Discount [1]	[	1]
	8/2/10	HCA/240/Discount [1]	[	1]
	10/4/10	HCR/210/Discount [1]	[	1]
	10/4/10	HCR/220/Discount [1]	[	1]
					[	1]
18	12/1/09	R:Com/140/PROMO-l Auto	[	1]
	12/1/09	R:Gen/105/PROMO-1-Auto	[	1]
					[	1]
20	9/1/09	R:Nur/513/Discount-Alum	[	1]
	10/8/09	R:Nur/518/Discount-Alum	[	1]
	11/19/09	R:Nur/550/Discount-Alum	[	1]
	1/21810	R:Nur/505/Discount-Alum	[	1]
	3/10/10	R:HCS/510/Discount Alum	[	1]
	9/1/10	R:NRP/545A	[	1]
					[	1]
22	1/25/10	Gen/105 Discount-Milita	[	1]
	1/25/10	Com/140 Discount-Milita	[	1]
	4/12/10	ETH/125 Discount-Milita	[	1]
	4/12/10	Mat/116 Discount-Milita	[	1]
	7/5/10	ETH/125 Discount Milita	[	1]
					[	1]
UOP had previously notified the Department of its failure to include tuition discounts as other resources when packaging Title IV funds. The failure to coordinate these resources and include them as EFA was reported in both UOP’s 2008 compliance audit, and in the Program Review Report that was issued by the Department on December 28, 2010[2].

[1]	Business information omitted.

[2]	Sic; correct date is December 28, 2009.

University of Phoenix
OPE ID: 02098800
PRCN: 201110927380

UOP representatives informed reviewers that in response to the compliance audit finding and the subsequent finding in the Program Review Report, UOP initiated an automated processing enhancement that is being completed in two phases. The first phase prioritized the packaging of all UOP employees that received full tuition discounts, as these large discounts could have resulted in students receiving over awards. As there was no off-the-shelf software capable of handling the complexity of UOP’s borrower based packaging needs and resource calculations, UOP was required to customize an application to handle all other discounts. The development of this processing enhancement has taken longer than UOP expected.
During its implementation of the final phase of this automation, UOP established a process that elicited from students, on the financial aid application, pertinent information about scholarships, grants, waivers, employee tuition assistance, discounts and other financial resources that support their education. These self-reported benefits are evaluated as EFA when the student’s financial aid awards are calculated.
The systematic solution UOP is developing to enhance its existing systems will identify other benefits a student receives to pay tuition and fees, such as support from other employers, tuition discounts and waivers. The automated solution will identify the amount of any benefit paid directly to the student’s account, evaluate if the student previously reported the benefit and support an analysis of whether the benefit on the student account would cause the student to have resources greater than the student’s financial need or cost of attendance. The automated solution, which is expected to be implemented by August 31, 2011, will include additional controls at the point financial aid is awarded and at the time of disbursement to identify changes between those events.
Final Determination: The review team confirmed that UOP’s cost of attendance is high enough that these minimal tuition discounts do not cause over awards even if students are eligible for the maximum federal and state financial aid. Additionally, UOP is in the process of completing its software upgrade to identify all other resources.
UOP has initiated an acceptable corrective action. This finding is closed.
Finding 3. Incorrect Determination Date for Return of Title IV Calculation
Citation: When a recipient of Title IV grant or loan assistance withdraws or is terminated from an institution during a payment period or period of enrollment in which the recipient began attendance, the institution must determine the amount of Title IV grant or loan assistance that the student earned as of the student’s withdrawal date. 34 C.F.R. § 668.22, 34 C.F.R. § 668.173(b).
Noncompliance: Student #14 was academically dismissed from UOP on 4/4/10. The determination date for the student was recorded as 5/2/10, which was 29 days after the official withdrawal date.

University of Phoenix
OPE ID: 02098800
PRCN: 201110927380

UOP applied its policy for unofficial withdrawal in this student’s case. This resulted in the student being “out of attendance” for 29 days beyond the official withdrawal date before UOP established its determination date for this student.
It is important to note that the Return to the Title IV programs (R2T4) was made in a timely manner even though UOP used the incorrect date of determination.
Final Determination: This was an isolated incident that affected one student. No further action is required. UOP has taken the corrective actions necessary to resolve this finding. Therefore, UOP may consider this finding closed, with no further action required.
Record Retention:
Program records relating to the period covered by the program review must be retained until the later of: resolution of the loans, claims or expenditures questioned in the program review; or the end of the retention period otherwise applicable to the record under 34 C.F.R. § 668.24(e).
We would like to express our appreciation for the courtesy and cooperation extended during the review. If you have any questions concerning this report, please call Marcia Clark at (415) 486-5602.
Sincerely,

Martina Fernandez-Rosario
Area Case Director
cc:	Ms. Shawn Tebben, Financial Aid Director
Ms. Terri Candelaria, Executive Director, AZ State Board for Private Postsecondary Education
Dr. Sylvia Manning, The Higher Learning Commission, North Central Association of Colleges and Schools
Mr. Rick Buckingham, Vice President, Compliance, USA Funds

University of Phoenix
OPE ID: 02098800
PRCN: 201110927380

Appendix A — Student Sample to the Program Review Report

Student Number	Last Name	First Name

[STUDENT INFORMATION OMITTED.]
Confidential — This document contains Personally Identifiable [sic]

February 18, 2011
Mr. Joseph L. D’Amico
President and Chief Operating Officer
University of Phoenix / Apollo Group
4025 South Riverpoint Parkway
Phoenix, AZ 85040

RE:	Expedited Final Program Review Determination Letter OPE ID: 02098800 PRCN: 201110927380
Dear Mr. D’Amico:
This letter serves to correct an error on the Expedited Final Program Review Determination Letter (EDL) issued to the University of Phoenix (UOP) on February 8, 2011.
Please note that the reference to the Program Review Report, on Page 3 of 6 of the EDL, should correctly state the date of the report as December 28, 2009, not December 28, 2010.
Please keep a copy of this letter as an attachment to our EDL, issued on February 8, 2011.
I apologize for this error. If you have any questions, please feel free to call me at (415) 486-5605.
Sincerely,
Martina Fernandez-Rosario
Area Case Director

cc:	Ms. Shawn Tebben, Financial Aid Director
Ms. Terri Stanfill, Executive Director -
          AZ State Board of Private Postsecondary Education
Dr. Sylvia Manning, President -
          The Higher Learning Commission, North Central Association of Colleges and Schools
Mr. Rick Buckingham, Vice President, Compliance, USA Funds
U.S. Department of Education, Federal Student Aid, School Participation Team — San Francisco/Seattle
50 Beale Street, Suite 9800, San Francisco, CA 94105-1863
www.FederalStudentAid.ed.gov

FEDERAL STUDENT AID	START HERE. GO FURTHER.